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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


                             --------------------


                                Date of Report
                              December 17, 1996


                          NeoStar Retail Group, Inc.
           -------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


          Delaware                  0-25272                      75-2559376
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(State or other jurisdiction     (Commission                   (IRS Employer
of incorporation)                File Number)                Identification No.)


2250 William D. Tate Avenue, Grapevine, Texas                       76051
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(Address of principal executive offices)                          (Zip Code)


     Registrant's telephone number, including area code:  (817) 424-2000
                                                          --------------
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Item 5.         Other Events

Background

        On September 16, 1996, NeoStar Retail Group, Inc., a Delaware corporation (the "Company"), and its direct and indirect subsidiaries, Babbage's, Inc., a Texas corporation, Software Etc. Stores, Inc., a Delaware corporation, Augusta Enterprises, Inc., a Delaware corporation, and Chasada, a Pennsylvania business trust, filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code, Case No. 396-36648-SAF-11 in the United States Bankruptcy Court, Northern District of Texas, Dallas Division (the "Bankruptcy Court"), U.S. Bankruptcy Judge Steven A. Felsenthal presiding.

        On November 27, 1996, substantially all of the assets of the Company were sold following an auction process conducted in a hearing in the Bankruptcy Court (the "Sale"). The auction resulted in the sale of 447 of the Company's retail store locations, all of its merchandise inventory and other related assets. All of the Company's other retail store locations have been closed or are being operated by the purchaser of the assets for its own account. The Company ceased its retail operations effective upon the consummation of the Sale.

        The Company is proceeding with the orderly collection, liquidation and distributions of its assets, subject to the supervision of the Bankruptcy Court. The claims of the creditors of the Company are substantially in excess of the remaining assets of the Company. Based on the information currently available to the Company, the Company believes that no distribution will be made to stockholders.

        The Company was notified on December 10, 1996 that its stock was delisted from the Nasdaq Stock Market effective prior to the opening of business on December 11, 1996.

Discussion

        The Company believes that the expenses incident to the filing of reports with the Securities and Exchange Commission (the "Commission") and otherwise complying with the Securities Exchange Act of 1934, as amended (the "1934 Act") would directly and significantly reduce the assets available for distribution to the Company's creditors. Under these circumstances, the Company believes that expense of further compliance with the 1934 Act cannot be justified. Based upon the Company's financial condition and the fact that it has sold substantially all of its assets and ceased its retail operations, the Company believes that neither the public interest nor the protection of investors requires that the Company continue to file periodic and other reports required by Section 13 of the 1934 Act.


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        The Company currently intends to request confirmation from the staff of the Commission (the "Staff") that it will not recommend to the Commission enforcement action against the Company or its officers or directors if the Company ceases to comply with the applicable reporting requirements of the 1934 Act, and the rules promulgated thereunder, except to file Current Reports on Form 8-K to report subsequent material events affecting the liquidation and dissolution of the Company. The Company understands that no-action relief under these circumstances is, in large part, conditioned upon demonstrating to the Staff that the trading market in the Company's common stock is relatively inactive and, consequently, the public interest would not be adversely affected by discontinuing the filing of periodic and other reports required by Section
13 of the 1934 Act. The Company will seek to obtain such no-action relief as soon as sufficient time following the delisting of the Company's common stock has expired to adequately evidence inactivity in such trading market.

        Subject to the receipt from the Staff of its advice that it will not recommend such enforcement action, the Company does not intend to continue to file such reports, except to file Current Reports on Form 8-K to report subsequent material events affecting the liquidation and dissolution of the Company. At such time as the liquidation of the Company has been completed, the Company intends to file a final report and final account of the administration of the estate on Form 8-K under Item 3.

        "THE SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995. This filing contains forward-looking statements that involve risks and uncertainties, including but not limited to bankruptcy court approval of those actions requiring such approval.


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                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        NEOSTAR RETAIL GROUP, INC.
                                          (Registrant)


                                        By: /s/  Opal P. Ferraro
                                           --------------------------------
                                           Opal P. Ferraro
                                           Vice President and
                                           Chief Financial Officer

Date: December 17, 1996